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                  [R.T. GARCIA & CO., INC. LOGO APPEARS HERE]

                                                                    EXHIBIT 23.2

                            R.T. GARCIA & CO., INC.
                 Petroleum Engineering - Management Consulting



                              September 26, 1997



     We do hereby grant consent to Bellwether Exploration Company for the reference to, or the inclusion of, our Reserve Report for Associated Gas Resources, Inc. for the fiscal year ending June 30th, 1995, in the Bellwether Exploration Company Form 10-K annual report.

                                            R.T. GARCIA & CO., INC.


                                                 /s/ RAYMOND T. GARCIA
                                            _________________________________
                                            Raymond T. Garcia, P.E.
                                            President